CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We hereby consent to the use in this Registration Statement of Vail Banks, Inc. on Form S-4 of our report, dated March 1, 2000, on the consolidated financial statements of Estes Bank Corporation and Subsidiary as of and for the year ended December 31, 1999 appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading "Experts" in such Prospectus.


                                     /s/ Fortner, Bayens, Levkulich & Co., P.C.



FORTNER, BAYENS, LEVKULICH & CO., P.C.
Denver, Colorado
May 31, 2000